Exhibit 10.8

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made this 3rd day of April, 2019, by and between 56 Mechanic Falls Road, LLC, a Delaware limited liability company with a mailing address of 53 Forest Avenue, Old Greenwich, Connecticut 06870 (“Landlord”), and KBS Builders, Inc., a Delaware corporation with a mailing address of 300 Park Street, Paris, Maine 04271 (“Tenant”). The parties hereby agree as follows:

LEASE INFORMATION AND DEFINITIONS

The following information and definitions are incorporated into and made a part of this Lease:

Leased Premises:

The “Leased Premises” means certain land located in the Town of Oxford, County of Oxford, and State of Maine, and being more particularly described on Exhibit A, attached hereto and made a part hereof, together with all improvements thereon and all rights and easements appurtenant thereto (the “Real Property”), together with those certain items of personal property listed on Exhibit A-1, attached hereto and made a part hereof (the “Leased Personal Property”).

Term:

The “Term” means:

(a) an “Initial Term,” being a period commencing on the Acquisition Date (as defined in Section 28) (the “Commencement Date”) and ending at 5:00 p.m. on March 31, 2029, subject to adjustment and earlier termination as provided in the Lease; and

(b) if Tenant duly exercises its option to extend the term of this Lease for one or both Extension Terms as provided in the Lease, then also each such Extension Term for which Tenant has duly exercised such option.

Extension Terms:

The Extension Terms shall be two (2) separate, consecutive sixty (60) month periods (hereinafter referred to as "First Extension Term” and the “Second Extension Term,” respectively, and also referred to in the singular as an “Extension Term” and in the plural as the “Extension Terms”), all on the terms and conditions set forth in the Lease.

Rent Commencement Date:

Tenant’s obligations to pay Base Rent shall commence on August 1, 2019 (the “Rent Commencement Date”), provided, however, that Tenant shall have the right, exercisable only by giving written notice to Landlord prior to June 1, 2019 (the “Rent Commencement Extension Notice”), to elect to defer the Rent Commencement Date until November 1, 2019.

Base Rent:

(a)In the event that Tenant does not give Landlord a timely Rent Commencement Extension Notice as provided herein, the Base Rent for the Leased Premises during the Initial Term shall be as set forth on Exhibit B, attached hereto and made a part hereof.

(b)In the event that Tenant gives Landlord a timely Rent Commencement Extension Notice as provided herein, the Base Rent for the Leased Premises during the Initial Term shall be as set forth on Exhibit C, attached hereto and made a part hereof.

(c)The Base Rent for the Leased Premises for each year of each Extension Term shall be shall be an amount which is equal to 100% of the prevailing market rates in effect at the time of Tenant’ s exercise of its extension right for property comparable to the Leased Premises in the vicinity of the Leased Premises (and, for clarity, shall include annual escalators consistent with such prevailing market), all as determined by a licensed commercial real estate broker or appraiser doing business in the greater Portland, Maine vicinity and chosen by Landlord, but in no event shall Base Rent for any year of any Extension Term be less than the Base Rent payable for the immediately preceding year of the Term.

Rent:	The term “Rent” means Base Rent and all other sums payable by Tenant under this Lease.
Taxes:	Without limiting the “net” nature of this Lease as provided in herein, Tenant shall pay all Taxes (as defined in this Lease).
Utilities:	Without limiting the “net” nature of this Lease as provided herein, Tenant shall contract for and pay for all Utilities (as defined in this Lease).
Operating Expenses; Maintenance and Repairs:

Without limiting the “net” nature of this Lease as provided herein, Tenant shall pay 100% of all costs and expenses associated with the use, occupancy, operation, maintenance, repair, and/or replacement of the Leased Premises.

Permitted Use:

Subject in all events to the terms and conditions of the Lease, the Leased Premises shall be used only for purposes of a facility for the manufacture of modular homes and other components of modular home construction and associated administrative and general business offices of Tenant in connection therewith.

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1.Leased Premises. Landlord leases to Tenant, in consideration of the Rent to be paid by Tenant and subject to the terms and conditions set forth herein, the Leased Premises. Tenant agrees that Tenant accepts and is leasing the Leased Premises in their “as is” condition.

2.Commencement and Term. The term of this Lease shall commence on the Commencement Date and shall be the Lease Term, unless earlier terminated or extended by mutual agreement of the parties or as otherwise provided in this Lease.

3.Rent; Net Lease.

(a)Tenant covenants and agrees to pay to Landlord at its address as set forth in the preamble to this Lease or at such other place as Landlord shall from time to time designate in writing, during the Lease Term, the Base Rent, without holdback or set-off, in advance, commencing on the Rent Commencement Date and continuing thereafter on the first day of each calendar month during the Lease Term. All other items of Rent shall be paid, without holdback or set-off, in accordance with the terms of this Lease. If any payment of Rent is received by Landlord more than five (5) days after the date when such payment is due, a late charge of five percent (5%) of the past due payment shall be assessed, due and payable immediately and without notice.

(b)Landlord and Tenant acknowledge and agree that this Lease is intended to constitute, and shall constitute, an absolutely ‘net” Lease such that the Rent shall provide Landlord with a “net” return for the Term, free of all expenses and charges with respect to the Leased Premises, all of which shall be Tenant’s responsibility. Accordingly, Tenant shall pay as additional Rent and discharge, at the times specified herein, or if no time is specified, before failure to pay the same shall give rise to any interest or penalty or create any risk of lien or forfeiture, each and every item of expense, of every kind and nature whatsoever, foreseen or unforeseen, ordinary or extraordinary, related to or arising from the Leased Premises, or by reason of, or in any manner connected with or arising from, the development, leasing, operation, management, maintenance, repair, replacement, use, and/or occupancy of the Leased Premises.

4.(Reserved.)

5.(Reserved.)

6.Permitted Use; Compliance with Laws.

(a)Tenant agrees to use and occupy the Leased Premises for the Permitted Use, and for no other purpose without the written consent of Landlord, and further agrees not to use the Leased Premises for any purpose deemed extra hazardous or not covered by insurance. Tenant acknowledges and agrees that Landlord shall have the right to adopt reasonable rules and regulations for the use and/or occupancy of the Leased Premises and Tenant agrees that it shall at all times observe and comply with such rules and regulations.

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(b)Tenant agrees to abide by and comply with all Laws (as hereafter defined) applicable to the Leased Premises and/or the use or occupancy of the Leased Premises. It is the responsibility of Tenant to determine all zoning information and secure all necessary permits, licenses, and approvals for Tenant’s use and occupancy of the Leased Premises. Without limiting the generality of the foregoing, Tenant agrees to maintain in full force and effect, during the Lease Term, at Tenant’s cost and expense, all permits, licenses, registrations, and approvals required under applicable Laws for the use and/or occupancy of the Leased Premises. Without limiting the “AS IS” nature of this Lease, Tenant acknowledges and agrees that Landlord has not made and is not making any representations or warranties as to the suitability of, or the ability to obtain any permits or approvals for, Tenant’s intended use of the Leased Premises.

(c)As used in this Lease, the term “Laws” means all federal, state, municipal or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).

7.Taxes.

(a) Tenant shall be responsible for the prompt payment of all taxes, levies, betterments, and assessments, and governmental impositions of every kind or nature, whether now existing or hereafter created, general or special, ordinary or extraordinary, foreseen or unforeseen, that may be charged, assessed, laid, levied, or imposed upon, or become a lien or liens against, the Leased Premises (including the Real Property and the Leased Personal Property) or this Lease, including any amount that Landlord may be required to pay to any governmental authority as sales tax, gross receipt tax, or any tax of like nature specifically measured as a percentage of, or fraction of, or other factors based upon the all or any portion of the Rent payable hereunder (whether in lieu of, or in addition to the current system of real estate taxation) (all amounts payable under this Section being referred to herein as “Taxes”).

(b) Tenant shall pay all Taxes, at Landlord’s option, either (i) to Landlord as additional Rent in estimated monthly installments, with the actual amount of Taxes reconciled against such estimated monthly installments annually and, within thirty (30) days of such reconciliation, Landlord remitting to Tenant the amount by which the payment of estimated Taxes exceeds the actual Taxes for such annual period (provided Tenant is not then in breach of this Lease), or Tenant paying to Landlord the amount by which the actual Taxes for such annual period exceeds the estimated payments made by Tenant to Landlord; or (ii) to Landlord within thirty (30) days after Landlord makes demand therefor, with copies of any bills for Taxes; or (iii) directly to the taxing authority, in which event Tenant shall provide to Landlord evidence of the prompt payment of all Taxes prior to the date the same are due without the accrual of any interest on such Taxes.

8.Utilities.

(a)Tenant shall make arrangements for, and pay on or before the date the same become due, all charges for or relating to gas, oil, electricity, water, sewer, septic, telecommunications, and all other services used at or supplied to the Leased Premises (collectively, “Utilities”).

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(b) Landlord shall in no way be liable for any loss, expense, or damage (whether direct or indirect) that Tenant may sustain or incur by reason of any change, failure, interference, disruption, interruption, or defect in the supply or character of any Utilities serving the Leased Premises, regardless of its duration, or if the quantity or character of Utilities become unavailable to the Leased Premises or no longer suitable for Tenant’s requirements. Additionally, any such change, failure, interference, disruption, interruption, defect, unavailability, or unsuitability mentioned in this Section shall not: (i) constitute an actual or constructive eviction of Tenant, in whole or in part; (ii) entitle Tenant to any abatement or diminution of Rent, or any other costs due from Tenant pursuant to this Lease; (iii) relieve or release Tenant from any of its obligations under this Lease; or (iv) entitle Tenant to terminate this Lease.

9.Operation, Maintenance and Repairs.

(a)Tenant agrees that from and after the Commencement Date, Tenant will keep neat and clean and maintain in good and safe order, condition and repair, and in compliance with all Laws the entirety of the Leased Premises, including any and all alterations or improvements to the Leased Premises occurring after the date of this Lease. Tenant agrees to pay the costs for cleaning and janitorial services relating to the Leased Premises (including trash removal and trash hauling), which services shall be provided or caused to be provided by Tenant. Tenant shall be responsible for the plowing, shoveling, and treatment of snow and ice and all grounds keeping, including all landscaping and sweeping of pavement and other hardscaped surfaces. Tenant shall be responsible for all items of maintenance and all repairs to and replacements (except as otherwise provided in Section 18) of all buildings and improvements and all Building Systems (as hereafter defined), and all foundations, structural supports, walls, ceilings, windows (including plate glass), siding, roof structure, roofing materials, doors, plate glass, driveways, parking areas, fences and signs located in, on or at the Leased Premises) that the Leased Premises may require from time to time during the Term, whether interior or exterior, structural or non-structural, ordinary or extra-ordinary, foreseen or unforeseen, all to keep the Leased Premises in good and safe order, condition, and repairs, and in at least as good condition as the Leased Premises are in on the Commencement Date. The term “Building Systems” means all heating systems, ventilating systems, air conditioning systems, fire alarm systems, sprinkler systems, and other life safety systems, septic systems, water supply systems (including any water treatment or filtration systems), plumbing systems, electrical systems, storm water management facilities, and all other systems located at or serving the Real Property.

(b)Without limiting the generality of sub-section (a) of this Section, Tenant shall procure and maintain, with qualified vendors reasonably acceptable to Landlord, contracts providing for periodic inspections and maintenance of the heating, ventilating, and air conditioning (HVAC) systems, fire alarm, sprinkler, and life safety systems, the septic system (if any), the crane(s) and related appurtenances in the building, and the Hundegger saw, at such intervals as are reasonably required by Landlord, but in all events at least annually.

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10.Alterations, Renovations and Improvements. Tenant shall not make any alterations, renovations or improvements to the Leased Premises without obtaining Landlord’s prior written consent to the plans and specifications therefor and the contractor(s) to be retained by Tenant to perform such work, which shall not be unreasonably withheld, conditioned, or delayed in the case of cosmetic renovations that do not affect the structural elements of the improvements, the roof(s) of any buildings, or any of the Building Systems, but otherwise shall be in Landlord’s sole discretion. Prior to any contractor or subcontractor (of any tier) providing or furnishing any labor, materials, or services in connection with any alterations, renovations, or improvements, Tenant shall obtain and furnish to Landlord the name and address of each such contractor and subcontractor. In addition, prior to any such labor, materials, or services being provided or furnished, Tenant shall furnish to Landlord a mechanic’s lien waiver and notice to prevent lien in a form prescribed by Landlord, duly executed by each such contractor or subcontractor who will furnish or provide labor, materials, and/or services. Tenant shall ensure that all such alterations, renovations and improvements are performed in a good and workmanlike and in compliance with all applicable Laws. In the event any lien is filed against the Leased Premises in connection with or arising out of any work performed at or materials, labor or other services supplied to the Leased Premises, Tenant shall cause the same to be discharged within thirty (30) days after such lien is filed. Tenant shall indemnify and hold Landlord harmless from and against all claims, demands, liabilities, liens, losses, costs and expenses (including reasonable attorneys’ fees) which may arise or be incurred by Landlord as a direct or indirect result of or in connection with such alterations, renovations and improvements, and Tenant shall be responsible for all costs, liabilities, and expenses arising out of such alterations, renovations and/or improvements. All alterations, renovations and improvements which may be made or installed by or on behalf of Tenant upon the Leased Premises and which in any manner are attached to the floors, walls or ceilings shall, at Landlord's option, remain upon the Leased Premises, and, upon termination of this Lease, shall be surrendered with the Leased Premises as a part thereof without disturbance, molestation or injury, provided, however, that Tenant’s furniture, equipment, other personal property, and trade fixtures (which, for avoidance of doubt, shall in no event include the Leased Personal Property or the crane(s) or related appurtenances located at the Leased Premises) may be removed by Tenant from the Leased Premises upon the expiration or termination of this Lease, subject to the provisions relating to removal thereof as provided in this Lease.

11.Signs. Tenant shall have the right to maintain the existing signage at the Real Property as of the Commencement Date and shall have the right to install additional signage that does not affect the structural elements of the improvements, the roof(s) of any buildings, or any of the Building Systems, provided, however, that all signage shall be at Tenant’s sole cost and expense, and shall comply with all applicable Laws.

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12.Surrender; Holdover. Tenant shall vacate and surrender the Leased Premises to Landlord at the expiration or sooner termination of the Lease Term and the same shall be in the same condition as Tenant is required to maintain the same during the Lease Term, free of all of Tenant’s personal property except as may otherwise be provided herein, “broom clean,” and otherwise in accordance with the provisions of the Lease. Tenant shall have no right to holdover beyond the expiration of the Lease Term. If Tenant continues to occupy the Leased Premises after the end of the Lease Term, such continued occupancy shall be deemed a tenancy-at-sufferance even if Landlord accepts any payment from Tenant, but in the event that a court of competent jurisdiction deems such acceptance of a payment to constitute acceptance of “rent”, such acceptance shall create no rights in Tenant beyond a tenancy-at-will under the terms and conditions stated herein but at a Base Rent rate equal to one hundred fifty percent (150%) of the Base Rent applicable immediately preceding the end of the Lease Term, plus all additional Rent, until (i) Tenant shall vacate the Leased Premises; (ii) the termination of the tenancy-at-will; or (iii) Landlord shall give notice of a different rental amount. Nothing contained in this Section shall be deemed to (a) constitute consent by Landlord to such occupancy or holdover by Tenant; (b) confer any rights on Tenant as more than a tenant-at-sufferance or, if Landlord accepts any rental payments applicable to such period of holding over, a tenant-at-will; or (c) relieve Tenant from liability for damages suffered by Landlord as a result of such holding over.

13.Removal of Tenant’s Property. Tenant’s trade fixtures, personal property, furniture and equipment, other than those items which are to remain or which Landlord elects to have remain at the Leased Premises as provided in Section 10 of this Lease, may be removed by Tenant at the termination of this Lease, provided (a) Tenant is not then be breach of any provision of this Lease; (b) such removal shall not cause any material damage to any portion of the Leased Premises, and any other damage created by such removal shall be repaired by Tenant at Tenant's expense prior to the expiration of the Lease Term to at least as good condition as existed when possession of the Leased Premises was delivered to Tenant; and (c) such removal shall be made before the termination of the Lease Term.

14.Subletting and Assignment. Tenant shall not assign this Lease, in whole or in part, or sublet the Leased Premises or any portion thereof, or encumber the leasehold interest created by this Lease in any manner (including the creation of any security interest in or other pledge of or lien upon the Leased Personal Property) without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion during the first twenty-four full calendar months of the Term, and thereafter will not be unreasonably withheld. No assignment or sublease shall operate to release Tenant from any of its obligations under this Lease. Each sublease of the Leased Premises or any portion thereof must contain a release of and waiver of claims against Landlord and the other Releasees (as that term is defined in this Lease), in form and content acceptable to Landlord, and must require the subtenant’s property insurer to issue in favor of Landlord and the other Releasees waiver of subrogation rights endorsements to all policies of property insurance carried in connection with the Leased Premises and the contents thereof. Every transfer by levy or sale on execution, or other legal process, every transfer in bankruptcy, every transfer by merger, consolidation, or by operation of Law, every transfer of a controlling interest in Tenant, and every transfer under any compulsory procedure or order of court shall be deemed to constitute an “assignment” within the meaning of this Lease. Any attempted assignment or sublease in violation of this Section shall, at Landlord’s option, be void and shall constitute a default under this Lease. Consent by Landlord to an assignment or sublease in one instance shall not operate to release the requirement that consent from Landlord be obtained for any further or subsequent assignment or sublease. Tenant shall pay all fees and expenses, including reasonable attorneys’ fees, incurred by Landlord in connection with any proposed subletting or assignment, irrespective of whether Landlord’s consent is in fact granted.

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15.Indemnification and Insurance.

(a)Tenant agrees to maintain in full force during the Lease Term insurance as follows:

(i) commercial general liability insurance, written on an occurrence basis, with a deductible in an amount not to exceed $10,000.00, and providing:

(A) minimum limits of (y) $1,000,000.00 per occurrence with $3,000,000.00 annual aggregate limit for bodily injury (including death) and property damage; and (z) $3,000,000.00 in the annual aggregate with respect to products and completed operations;

(B) coverage for damages arising out of bodily injury (including death) sustained by any person or persons or arising out of damage to or destruction of property;

(C)coverage for damages arising out of premises liability, personal injury and advertising injury;

(D)pollution liability coverage for sudden and accidental pollution;

(E)for extension of such coverage to include liability for the operation of non-owned motor vehicles;

(F)specific coverage for Tenant’s indemnification obligations under this Lease (but neither this provision nor such coverage shall be deemed to limit any of Tenant’s obligations under this Lease);

(G) that Tenant’s commercial general liability insurance is provided on a primary and non-contributory basis;

(H)that Landlord, Landlord’s mortgagee(s) of the Leased Premises from time-to-time (if any), and any other persons reasonably designated in writing by Landlord from time-to-time are named as additional insureds by an endorsement provided on ISO Form 2026 (1185) or its equivalent, without modification, or such other endorsement as is acceptable to Landlord, acting reasonably; and

(I)for waiver of subrogation in favor of Landlord, Landlord’s mortgagee(s) of the Leased Premises from time-to-time (if any), and any other persons reasonably designated in writing by Landlord from time-to-time.

(ii)Automobile liability insurance covering all motor vehicles owned, leased, or licensed by Tenant, covering injury to or death of one or more persons or damage to or destruction of property, with a minimum limit of liability of $3,000,000.00 for each accident.

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(iii)Workers compensation insurance in accordance with the requirements of all applicable Laws, and employers liability insurance with limits of at least $1,000,000.00, with such workers compensation insurance and employers liability insurance providing for waiver of subrogation in favor of Landlord, its mortgagee(s) of the Leased Premises from time-to-time (if any), and any other persons reasonably designated in writing by Landlord from time-to-time.

(iv)Umbrella excess liability insurance in a minimum amount of $10,000,000.00, on a following form basis over the insurance described in clauses (i) through (iii), above.

(v)Special causes of loss form (also sometimes known as “all risk”) property insurance insuring, on a replacement cost basis (without any deduction for depreciation), all personal property and trade fixtures owned by or within the care, custody or control of Tenant (including the Leased Personal Property), with limits in an amount of not less than one hundred percent (100%) of the full replacement cost of such property, without co-insurance provisions, and with a deductible of not more than $10,000.00, and with Landlord (and Landlord’s mortgagee(s) of the Leased Premises from time-to-time) named as loss payee(s) with respect to the Leased Personal Property and additional insured(s). Such policy(ies) of property insurance must insure against fire, sprinkler leakages, and earthquake, flood and collapse, and all other perils as are from time to time included in the standard special causes of loss form (also sometimes known as “all risk”) coverage;

(vi)Until such time, if any, as Landlord elects to carry property insurance for the buildings and improvements located on the Leased Premises, special causes of loss form (also sometimes known as “all risk”) property insurance insuring, on a replacement cost basis (without any deduction for depreciation), all buildings and improvements (including fixtures) located on the Leased Premises, with limits in an amount of not less than one hundred percent (100%) of the full replacement cost of such buildings and improvements, and in all events sufficient at all times to avoid causing the insured to be or become a co-insurer, and with a deductible of not more than $10,000.00, and with Landlord (and Landlord’s mortgagee(s) of the Leased Premises from time-to-time) named as loss payee(s) and additional insured(s). Such policy(ies) of property insurance must insure against fire, sprinkler leakages, and earthquake, flood and collapse, and all other perils as are from time to time included in the standard special causes of loss form (also sometimes known as “all risk”) coverage;

(vii)business interruption insurance covering all of Tenant’s obligations under this Lease with respect to the payment of Rent for a period of at least eighteen (18) months.

(viii)Such other insurance policies, such other endorsements, such other deductibles, and/or such other insurance policy limits as may from time to time be reasonably required by Landlord, provided that, at the time, such other insurance policies, endorsements, deductibles, and/or insurance policy limits are commonly carried for premises and/or buildings or improvements similar in construction, design, general location, use, operation, and occupancy to those located on or appurtenant to the Leased Premises or for operations similar to those conducted on or from the Leased Premises.

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(b)Without limiting the exculpatory provisions of this Lease, each policy of property insurance maintained by Tenant under this Lease shall contain waivers of subrogation in favor of Landlord and all other Releasees.

(c)All insurance required to be obtained and maintained by Tenant pursuant to this Section must be with insurers authorized to transact insurance business and cover risks in the State of Maine and that are rated "A-" or better by A.M. Best Company, Inc. or other insurance companies of recognized responsibility acceptable to Landlord, acting reasonably.

(d)The policies of insurance required to be maintained by Tenant under this Lease shall be endorsed to require that each policy will not be cancelled or materially changed without at least thirty (30) days prior written notice to Landlord.

(e)Tenant shall deliver to Landlord copies of each policy of insurance (including all endorsements) required to be maintained by Tenant under this Lease or such other evidence of each such policy of insurance (and all required endorsements) as is acceptable to Landlord, acting reasonably.

(f)If Tenant fails to obtain, maintain and/or pay for the insurance required by this Lease at the times and for the amounts and duration specified herein, Landlord has the right, but not the obligation, at any time and from time to time, to obtain such insurance and/or pay the premiums for such insurance, without limiting any other rights or remedies available to Landlord for such failure. In such event, Tenant shall repay Landlord, immediately upon demand, all sums so paid by Landlord and all costs and expenses incurred by Landlord in connection therewith (including reasonable attorneys’ fees), all without prejudice to any other rights or remedies available to Landlord.

(g)Landlord shall have the right, at any time during the Term, to elect, by giving written notice to Tenant, to carry property insurance for the buildings and improvements located on the Leased Premises, in which event, Tenant shall pay to Landlord the amount of all premiums for such property insurance procured and maintained by Landlord with respect to the Real Property. Tenant shall pay such amounts to Landlord in estimated monthly installments, with the actual amount of incurred by Landlord for such premiums being reconciled against such estimated monthly installments annually and, within thirty (30) days of such reconciliation, Landlord remitting to Tenant the amount by which the payment of estimated premiums exceeds the actual premiums for such annual period (provided Tenant is not then in breach of this Lease), or Tenant paying to Landlord the amount by which the actual premiums for such annual period exceeds the estimated payments made by Tenant to Landlord.

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(h)Tenant acknowledges and agrees that such property insurance as Landlord elects to purchase with respect to the Real Property shall be for the sole benefit of Landlord and that such insurance shall not cover any personal property, trade fixtures, leasehold improvements, or other property or appurtenances owned by or within the care, custody, or control of Tenant, or otherwise located in the Leased Premises (collectively, “Tenant’s Property”) and that in the event of damage to or loss of any of Tenant’s Property, neither Landlord, its mortgagee(s) of the Leased Premises from time-to-time (if any), nor any of the shareholders, members, directors, managers, officers, employees, or agents of Landlord or any such mortgagee(s) (each in the singular “Releasee”, and in the plural, “Releasees”) shall have any obligation to repair or replace the same. Notwithstanding any exception to Tenant’s indemnification obligations under this Lease, Tenant does hereby expressly release all Releasees of and from, and agrees to indemnify, hold harmless, and defend Releasees from and against, any and all claims for damages to or loss of any of Tenant’s Property, regardless of the cause thereof, including, damage or loss due to any Releasee’s negligence.

(i)Tenant shall indemnify and hold all Releasees harmless and, if requested by Landlord, defend such Releasee(s) with counsel reasonably satisfactory to Landlord, from and against any and all liabilities, losses, claims, causes of action, damages, costs, and expenses (including reasonable attorney’s fees) incurred by or threatened against any Releasee arising out of (i) any occurrence on the Leased Premises or the use of the Leased Premises by Tenant, its employees, agents, licensees, or invitees, except to the extent caused by the negligence or willful misconduct of Landlord (but such exception shall not apply to limit the application of sub-section (h) of this Section); or (ii) Tenant’s breach of any provision of this Lease. Tenant agrees that the foregoing agreement to indemnify, defend, and hold harmless extends to liabilities, losses, claims, causes of action, damages, costs and expenses (including reasonable attorney’s fees) arising out of claims of Tenant's employees without regard to any immunity, statutory or otherwise, including any immunity under the workers compensation Laws of Maine or any other applicable jurisdiction, which immunity Tenant hereby waives, but only for the purposes of Tenant’s obligations to the Releasees under this sub-section. Tenant's obligations under this sub-section shall survive the termination of this Lease.

16.Hazardous Materials. Tenant covenants and agrees that Tenant will not permit any Hazardous Substances (as hereafter defined) to be stored, generated, or released from the Leased Premises, other than Hazardous Substances incidental to Tenant’s use, maintenance, and operation of the Leased Premises for the Permitted Use provided that Tenant shall store, generate, handle, and dispose of all such Hazardous Substances in full compliance with all applicable laws. Tenant hereby covenants and agrees to indemnify, hold harmless, and, if requested by Landlord, defend, Landlord from and from and against any and all demands, claims, causes, of action, losses, liabilities, damages, fines, costs, and expenses (including reasonable attorneys’ fees, court costs and clean-up costs) that may arise out of any Hazardous Substances located at or generated or released from the Leased Premises, irrespective of whether first occurring prior to or after the Commencement Date. The term “Hazardous Substances” means any flammables, explosives, radioactive materials, gasoline, oil, other petroleum products, lead paint, urea formaldehyde (including urea formaldehyde foam insulation), asbestos, asbestos containing materials, polychlorinated biphenyls, and any other hazardous materials, hazardous waste, hazardous matter, hazardous or toxic substances, chemical pollutants, and other materials or substances defined in or regulated by Environmental Laws. The term “Environmental Laws” means (A) the Clean Water Act; (B) the Clean Air Act; (C) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act; (D) the Toxic Substance Control Act; (E) the Resource Conservation and Recovery Act; (F) the Hazardous Materials Transportation Act; and/or (G) any similar state Laws regulating pollution or contamination of the environment The obligations of Tenant under this Section shall survive the termination of this Lease.

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17.Right to Enter. Tenant agrees to permit Landlord or its duly authorized agents to enter on the Leased Premises during Tenant's normal business hours, with reasonable prior notice, to examine the condition of said Leased Premises, exercise any rights of Landlord under this Lease, and/or to show the same to prospective tenants, lenders, or purchasers, provided such access to the Leased Premises shall not unnecessarily interfere with Tenant's use of the Leased Premises or the conduct of Tenant's business activities thereon. Notwithstanding the foregoing, Landlord shall have the right (but not the obligation) to enter the Leased Premises without prior notice in the event of an emergency in which prior notice is not practicable in the circumstances.

18.Total or Partial Destruction.

(a)In the event the improvements on the Real Property (including any Building Systems) are damaged or destroyed by fire or other peril (a “Casualty”), Tenant shall give Landlord notice of such Casualty as soon as reasonably possible after the Casualty. Landlord shall have the right to elect whether to have such improvements rebuilt or restored. In the event that Landlord elects not to have the improvements rebuilt or restored, and the nature of the Casualty is such as would, absent such rebuilding or restoration, materially impair Tenant’s ability to use and occupy such Leased Premises in substantially the same manner as they were used prior to the Casualty, this Lease shall terminate effective as of the date of the Casualty. In the event that Landlord elects to have the improvements rebuilt or restored, this Lease shall remain in effect without reduction or abatement of Rent, and the following provisions shall apply:

(i)Landlord shall, with reasonable promptness rebuild or restore such improvements to at least substantially the same condition, quality, and class as existed prior to the Casualty, using the proceeds of insurance covering such improvements, provided, however, that in no event shall Landlord be obligated to expend for any such rebuilding or restoration an amount in excess of the insurance proceeds actually collected by Landlord on account of the Casualty, less the costs and expenses (including reasonable attorneys’ fees) incurred by Landlord in collecting such proceeds.

(ii)Notwithstanding the preceding clause (i), Landlord shall have the right to elect, by giving written notice to Tenant, to have Tenant rebuild or restore the Leased Premises, in which event Tenant shall, with reasonable promptness, and in all events within twelve (12) months of the date of Landlord’s election notice, rebuild or restore such improvements to at least substantially the same condition, quality, and class as existed prior to the Casualty, using the proceeds of insurance covering such improvements. The selection of all engineers, architects, and contractors engaged in connection with such rebuilding or restoration and all plans and specifications for such rebuilding or restoration, shall be subject to review and approval by Landlord. In the event that Landlord makes the election to have Tenant rebuild or restore as provided in this clause (ii), all proceeds payable by reason of any Casualty under all applicable policies of insurance (whether Tenant is carrying such insurance, or Landlord has elected to do so as provided in this Lease) shall be paid to Landlord or its mortgagee, and such proceeds will be held by Landlord or its mortgagee in an interest-bearing account and, provided Tenant is not in breach of this Lease, shall be made available for rebuilding or restoring the improvements, and shall be paid by Landlord (or such mortgagee) from time- to-time during the progress of construction for the costs of such reconstruction or repair, all subject to and in accordance with reasonable terms, conditions, and construction disbursement procedures specified by Landlord and/or such mortgagee. Any excess proceeds of insurance (and accrued interest) remaining after the completion of the restoration or reconstruction of the Leased Premises shall be paid to Landlord.

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(b)Loss or Damage affecting Leased Personal Property. In the event of any loss or destruction of or damage to any of the Leased Personal Property, Tenant shall, unless Landlord or its mortgagee elects to retain any proceeds of insurance allocable to such Leased Personal Property, be responsible for the repair and replacement of such lost, destroyed, or damaged Leased Personal Property, with the restored or replacement items of at least equivalent condition, quality, class, and value to the item(s) of Leased Personal Property prior to such loss, destruction, or damage. All proceeds payable under all applicable policies of insurance by reason of any loss or destruction of or damage to any Leased Personal Property shall be paid to Landlord or its mortgagee. Unless Landlord or its mortgagee elect to retain such proceeds of insurance allocable to such Leased Personal Property, such proceeds will be held by Landlord or its mortgagee in an interest-bearing account and, provided Tenant is not in breach of this Lease, shall be made available for such repair or replacement, and shall be paid out by Landlord (or such mortgagee) from time to time during the progress of the repair or replacement for the reasonable costs of such repair or replacement, all subject to and in accordance with reasonable terms, conditions, and disbursement procedures specified by Landlord and/or such mortgagee. Any excess proceeds of insurance (and accrued interest) remaining after the completion of the repair or replacement of such Leased Personal Property shall be paid to Landlord. There shall be no abatement or reduction of Rent on account of any such loss, destruction, or damage.

(c)Tenant shall be responsible for all insurance deductibles applicable to any Casualty affecting any of the improvements on the Real Property (including Building Systems) and/or any loss or destruction of or damage to any of the Leased Personal Property.

(d)The provisions of this Section shall be subject and subordinate to the provisions of any mortgage now or hereafter placed upon the Real Property, the provisions of any security agreement now or hereafter affecting the Leased Personal Property, and the requirements of any mortgagee holding such mortgage or secured party holding the security interest under such security agreement.

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19.Condemnation.

(a)“Condemnation” means any taking of title to or any interest in the Leased Premises or any part thereof or any other property used in connection with the Leased Premises (including for ingress, egress, parking, septic service, water supply or other services or utilities) by exercise of any right of eminent domain by, or by any similar proceeding or act of, any person having the power and legal authority to do so (or by purchase in lieu thereof). For the purposes of this definition, the effective date of any Condemnation shall be deemed to be the later of: (i) the date when title to the Leased Premises or part thereof or such other property is transferred by such proceeding or act of the condemning authority, and (ii) the date when Tenant o is no longer permitted to occupy the Leased Premises or to use such other property.

(b)“Substantial Condemnation” means any Condemnation that affects all or a substantial portion of the Leased Premises or any Condemnation that has or is reasonably likely to have a materially adverse effect on any business operations then being conducted on the Leased Premises. Tenant may waive its right to treat as a Substantial Condemnation any Condemnation that would otherwise qualify as such.

(c)“Insubstantial Condemnation” means any Condemnation that is not a Substantial Condemnation.

(d)If a Substantial Condemnation occurs, this Lease shall terminate upon the effective date of the Substantial Condemnation.

(e)If an Insubstantial Condemnation occurs, then this Lease shall continue in full force and effect without reduction or abatement of Rent.

(f)In the event of any Condemnation, Landlord shall be entitled to receive and retain the amounts awarded for the Leased Premises, and Tenant shall be entitled to receive and retain any amounts which may be specifically awarded to it in any such condemnation proceedings because of its business loss or the taking of its trade fixtures, furniture, or other property.

20.Force Majeure. In any case where either party is required to perform any act pursuant to this Lease, except for Tenant’s monetary obligations hereunder, the time for the performance thereof shall be extended by a period of time equal to the period of any delay caused by or resulting from an act of God, war, civil commotion, fire or other casualty, labor difficulties, shortages of energy or labor, government regulations, or delays caused by one party to the other, whether such period be designated by a fixed date, a fixed time, or as a reasonable date or time.

21.Quiet Enjoyment. Tenant, on paying the Rent and performing and observing the covenants in this Lease, may hold and enjoy the Leased Premises for the Term without unreasonably interference from any person claiming by, through, or under Landlord, subject and subordinate to all provisions of this Lease.

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22.Default.

(a)In the event that:

(i)Tenant shall fail to pay when due the Rent or any other sums payable hereunder when due and such failure remains uncured for five (5) days after Landlord delivers a default notice to Tenant for such failure to pay rent; or

(ii)any petition in bankruptcy shall be filed by Tenant or any guarantor hereof or other petition or proceeding shall be filed or commenced by Tenant or any guarantor hereof to declare Tenant insolvent, or to delay, reduce or modify Tenant’s or any such guarantor’s debts or obligations, or Tenant or any such guarantor admits its inability to pay its debts, or Tenant or any such guarantor makes an assignment for the benefit of creditors; or

(iii)any bankruptcy petition or proceeding shall be filed against Tenant or any guarantor hereof or to otherwise declare Tenant or any guarantor hereof bankrupt or insolvent or to delay, reduce or modify Tenant’s or any such guarantor’s debts or obligations or a receiver, trustee or other similar type of appointment or court appointee or nominee is appointed for Tenant or any such guarantor or any of the property of Tenant or any such guarantor, and such petition, appointment or proceeding is not dismissed within sixty (60) days after it is commenced; or

(iv)the leasehold interest of Tenant is levied upon or attached by process of law, including the filing of any mechanic’s lien, and such levy, lien, or attachment is not dissolved within thirty (30) days after it is made; or

(v)Tenant shall abandon the Leased Premises during the Lease Term; or

(vi)Tenant shall assign this Lease or sublet any portion of the Leased Premises, or attempt to do either of the foregoing, in violation of this Lease; or

(vii)Tenant violates or fails to observe or comply with any Laws applicable to the Leased Premises, Tenant’s use thereof, or Tenant's operations, activities or conduct of business at or from the Leased Premises; or

(viii)any other event, occurrence, act, or omission described in any provision of this Lease as constituting a “default” or an “Event of Default” occurs;

(ix)Tenant shall neglect or fail to perform or observe any of the other covenants, terms, provisions or conditions contained in this Lease and, if the neglect or failure is capable of being cured, such neglect or failure continues for more than thirty (30) days after written notice thereof (provided, however, that if such neglect or failure is capable of being cured, but is not capable of being cured within said thirty (30) day period, then Tenant shall have such additional period of time, not to exceed an additional sixty (60) days, as is reasonably necessary to cure the same provided Tenant commences to cure within said thirty (30) day period and diligently and continuously prosecutes the cure to completion); or

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(x)there is a default by Tenant under (A) that certain Lease Agreement of even or near date herewith between Tenant and 947 Waterford Road, LLC pertaining to property located in the Town of Waterford, County of Oxford, and State of Maine; and/or (B) that certain Lease Agreement of even or near date herewith between Tenant and 300 Park Street, LLC pertaining to property located in the Town of Paris, County of Oxford and State of Maine, and any such default continues beyond the expiration of applicable notice and cure periods (if any), then, and in any of said cases (notwithstanding any license of any former breach of covenant or waiver of the benefit hereof or consent in a former instance), and without limitation of any other remedies that might be available to Landlord under this Lease, at law, or in equity, Landlord lawfully may, immediately or at any time thereafter, terminate this Lease by sending written notice of termination to Tenant, or, subject to compliance with applicable Laws, enter into and upon the Leased Premises or any part thereof in the name of the whole and repossess the same as of its former estate, and expel Tenant and those claiming through or under it and remove it or their effects without being deemed guilty of any manner of trespass, in each case without prejudice to any rights or remedies which might otherwise be available to Landlord for collection of Rent and other damages for breach of covenant, and upon entry as aforesaid or upon sending of such notice, this Lease shall terminate.

(b)Without limiting other remedies of Landlord at law or in equity for any breach of or on account of termination of this Lease, Tenant covenants that in case of such termination under sub-section (a) of this Section, Tenant shall pay to Landlord the unpaid Rent owed to Landlord through the time of termination, plus interest thereon at the rate of 18% per annum from the date the same was due until paid; and (ii) at the election of Landlord, either:

(1) the present value of a sum which, at the time of such termination of this Lease is equal to (A) the aggregate of the Rent which would have been payable by Tenant for the period commencing upon such termination of this Lease and continuing through the date this Lease would have terminated had there been no default by Tenant; minus (B) the fair market rental value of the Leased Premises (after deducting reasonable projections for Landlord’s costs and expenses of re-letting the Leased Premises, including advertising expenses, brokerage commissions, reasonable attorneys’ fees, and commercially reasonable costs of repairing, renovating, or otherwise altering the Leased Premises to suit the new tenant); or

(2)for the period of time commencing upon such termination of this Lease and continuing through the date this Lease would have terminated had there been no default by Tenant hereunder, the difference, if any, between the Rent which would have been due had there been no such termination and the amount being received by Landlord as rent from a replacement Tenant of Leased Premises, if any. In addition, Tenant shall pay to Landlord all costs and expenses of such re-letting, including advertising expenses, brokerage commissions, reasonable attorneys’ fees, and commercially reasonable costs of repairing, renovating, or otherwise altering the Leased Premises to suit the new tenant.

(c)If Tenant shall default in the performance or observance of any covenant, agreement, or condition in this Lease contained on its part to be performed or observed and shall not cure any such default as provided herein, Landlord may, at its option, without waiving any claim for damages or any other right or remedy for breach of this Lease, at any time thereafter, cure such default. Any amount paid or any liability incurred by Landlord in so doing shall be deemed paid or incurred for the account of Tenant, and Tenant agrees to immediately reimburse Landlord therefor, as additional Rent.

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(d)Tenant shall pay all reasonable attorneys’ fees incurred by Landlord in connection with the enforcement of Tenant’s obligations under this Lease.

(e) Landlord shall in no event be in default in the performance of any of its obligations hereunder unless and until Landlord shall have failed to perform, or failed diligently to attempt to perform, such obligations within thirty (30) days or such additional time as is reasonably required to correct any such default after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation.

(f) In no event shall Landlord be liable to Tenant for incidental, consequential, or punitive damages in connection with any matter arising out of this Lease or the Leased Premises. Without in any way limiting or impairing the effect of the other provisions of this Lease, Tenant shall neither assert nor seek to enforce any claim arising out of this Lease or out of the use or occupancy of the Leased Premises against Landlord, its shareholders, directors, officers, employees, or agents, or any of its or their assets other than the value of Landlord’s interest in the Leased Premises and Tenant agrees to look solely to such interest and insurance coverage for the satisfaction of any claim arising out of this Lease or out of the use or occupancy of the Leased Premises.

23.Sale or Mortgage; Estoppel; Subordination.

(a)Nothing contained in this Lease shall limit Landlord's right to sell, mortgage, or otherwise encumber its fee interest in the Leased Premises, or affect Landlord's right to assign this Lease or the Rent payable under this Lease, whether as further security under a fee mortgage or otherwise. Any such assignment of this Lease or of the Rent payable under this Lease shall be honored by Tenant.

(b)In the event Landlord shall sell, transfer, or otherwise convey the Leased Premises, Landlord, upon the written assumption by the transferee of the obligations arising hereunder after the date of such transfer, shall be entirely freed and relieved of all covenants and obligations of Landlord hereunder. Nothing in the preceding sentence shall be construed to impair Tenant’s leasehold interest under this Lease so long as Tenant performs and observes the covenants and terms of this Lease on its part to be performed and observed.

(c)This Lease shall, at Landlord’s option, be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Leased Premises, and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant's right to quiet possession of the Leased Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the Rent and observe and perform all of the provisions of this Lease. If any mortgagee, trustee, or ground lessor shall elect to have this Lease made prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior to or subsequent to the date of said mortgage, deed of trust, or ground lease or the date of recording thereof. Tenant agrees to execute any documents required to effectuate an attornment, a subordination, or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Tenant's failure to execute such documents within ten (10) days after written demand shall constitute an Event of Default by Tenant hereunder.

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(d)At any time, and from time to time, upon the written request of Landlord or any mortgagee or prospective purchaser of the Leased Premises, Tenant, within ten (10) business days after such written request, agrees to execute, acknowledge and deliver to Landlord and/or mortgagee, without charge, an estoppel certificate which shall contain (i) a certification that this Lease is unmodified and in full force and effect or, if modified, a statement of the nature of any such modification and a certification that this Lease, as so modified, is in full force and effect; (ii) a certification of the date to which the Rent payable by Tenant are paid (including any payments in advance); (iii) a certification that Tenant is not in default hereunder and that there are not, to Tenant's knowledge, any uncured events of default on the part of Landlord hereunder, or a specification of such events of default if any are claimed by Tenant; and (iv) such other commercially reasonable certifications as are identified in such request. Tenant's failure to deliver such estoppel certificate within the time frame set forth above shall, at Landlord’s option, constitute an Event of Default hereunder and shall, at Landlord’s option, be conclusive proof that this Lease is in full force and effect without modification except as may be represented by Landlord, that there are no uncured defaults in Landlord's performance of Landlord's obligations under this Lease, and that not more than one month's Rent has been paid in advance.

(e)If Landlord desires to finance, refinance, or sell the Leased Premises, Tenant hereby agrees to deliver to any lender or purchaser designated by Landlord, and cause any guarantor to so deliver, such financial statements and other financial information pertaining to Tenant and such guarantor as may be reasonably required by such lender or purchaser. Tenant's failure to provide such information or cause such information to be provided within ten (10) days after written demand shall constitute an Event of Default by Tenant hereunder.

24.Notices. Any notice, request, demand, approval or consent given or required to be given under this Lease shall be, unless otherwise stated, in writing and shall be deemed to have been given (i) when hand delivered to the other party; or (ii) on the day on which the same shall have been mailed by United States registered or certified mail, return receipt requested, with all postage prepaid, or by Federal Express or similar nationally-recognized overnight courier service that provides evidence of delivery, to the address of the party to receive such notice as set forth in the preamble hereof, provided that either party may, by such manner of notice, add or substitute one or more persons or addresses for provision of such notice.

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25.Tenant Representations.

(a)Neither Tenant nor any key personnel of Tenant nor any of Tenant’s underlying beneficial owners have engaged in any dealings or transactions, directly or indirectly, (i) in contravention of any U.S., international or other anti-money laundering regulations or conventions, including without limitation the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, Trading with the Enemy Act (50 U.S.C. §1 et seq., as amended), any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 and the regulations promulgated thereunder (collectively, the “Patriot Act”), or any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”); or (ii) in contravention of Executive Order No. 13224 issued by the President of the United States on September 24, 2001 (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), as may be amended or supplemented from time to time (“Executive Order 13224”); or (iii) on behalf of terrorists or terrorist organizations, including those persons or entities that are included on any relevant lists maintained by the United Nations, North Atlantic Treaty Organization, Organization of Economic Cooperation and Development, OFAC, Financial Action Task Force, U.S. Securities & Exchange Commission, U.S. Federal Bureau of Investigation, U.S. Central Intelligence Agency, U.S. Internal Revenue Service, or any country or organization, all as may be amended from time to time.

(b)Neither Tenant nor any key personnel of Tenant nor any of the underlying beneficial owners of Tenant is or will be a person or entity (i) that is listed in the Annex to or is otherwise subject to the provisions of Executive Order 13224; or (ii) whose name appears on OFAC’s most current list of “Specially Designated Nationals and Blocked Persons,” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); or (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in Executive Order 13224; or (iv) who has been associated with or is otherwise affiliated with any entity or person listed above.

(c)Tenant represents that it has all requisite power and authority to enter into this Lease and the person executing this Lease on behalf of Tenant represents that he or she has all requisite power and authority to do so.

26.Miscellaneous Provisions.

(a)Invalidity of Particular Provisions. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by applicable Laws.

(b)Governing Law. This Lease, and all claims or causes of action (whether arising in contract, in tort, or by statute) that may be based upon, arise out of or relate to this Lease, shall be governed by and enforced in accordance with the internal Laws of the State of Maine, including its statutes of limitations, without regard or reference to conflicts of law principles.

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(c)Interpretation. Whenever the word “include,” “includes,” or “including” is used in this Lease, it is deemed to be followed by the words “without limitation.” The terms “this Lease,” “hereof,” “herein,” “hereby,” “hereunder” and similar expressions refer to this Lease as a whole and not to any particular section of this Lease unless the context otherwise requires. The word “person” includes any individual, corporation, firm, association, partnership (general or limited), joint venture, limited liability company, trust, estate or other legal entity. The section and sub-section headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify, or aid in the interpretation, construction, or meaning of the provisions of this Lease. Whenever in this Lease provision is made for the doing of any act by any party, it is understood and agreed that said act shall be done by such party at its own cost and expense, unless a contrary intent is expressed.

(d)Entire Agreement; Binding Effect. All negotiations, considerations, representations, and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by agreement in writing between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change, or modify any of the provisions hereof. All rights, obligations and liabilities contained herein given to, or imposed upon, Landlord and Tenant shall extend to and bind the several respective administrators, trustees, receivers, legal representatives, successors, heirs and permitted assigns of Landlord and Tenant. If the “Tenant” under this Lease consists of more than one person or entity, each such person and/or entity shall be bound jointly and severally by the terms, covenants and agreements herein and jointly and severally liable for all obligations arising hereunder.

(e)Language. Words of any gender used in this instrument shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

(f)Recording; Notice of Lease. Landlord and Tenant agree that this Lease shall not be recorded. The parties agree that at the request of either party, they will execute, acknowledge, and deliver a notice or memorandum of this Lease in recordable form for recording in the Oxford County Registry of Deeds. The requesting party shall bear the expense of recording such notice or memorandum. The Memorandum of Lease shall not be construed to vary the terms and conditions hereof. Landlord and Tenant also agree that, upon the request of either party, they will execute, acknowledge, and deliver a commercially reasonable instrument in recordable form with respect to the termination date of this Lease.

(g)Timeliness of Landlord’s Notices. Landlord's failure during the Lease Term to prepare or deliver any of the statements, notices, or bills, or invoices for any sum payable by Tenant under this Lease shall not in any way cause Landlord to forfeit or surrender its rights to collect any amount that may have become due and owing from Tenant during the Lease Term.

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(h)Waiver of Jury Trial. Tenant, for itself and its heirs, successors, and assigns, does hereby WAIVE THE RIGHT TO A TRIAL BY JURY in any action or proceeding based upon, or related to, the subject matter of this Lease. This waiver is knowingly, intentionally, and voluntarily made by Tenant and Tenant acknowledges that neither Landlord nor any person acting on behalf of Landlord has made any representations of fact to induce this waiver of trial by jury or in any way to modify or nullify its effect. Tenant further acknowledges that it has been represented (or has had the opportunity to be represented) in the signing of this Lease and in the making of this waiver by independent legal counsel, selected of its own free will, and that it has had the opportunity to discuss this waiver with counsel. Tenant further acknowledges that it has read and understands the meaning and ramifications of this waiver provision.

27.Additional Provisions Pertaining to Leased Personal Property.

(a)Without limiting any other provision of this Lease, Tenant agrees that (i) title to the Leased Personal Property shall remain vested in Landlord; (ii) Tenant will not represent to any party that Tenant has title to the Leased Personal Property; (iii) the Leased Personal Property may not be used as collateral to secure any obligations of Tenant to any party; (iv) Tenant will not allow the Leased Personal Property to become encumbered in any way whatsoever; and (v) Tenant will not remove the Leased Personal Property from the Real Property without the written consent of Landlord. Tenant agrees that Landlord may file any financing statements or other documents Landlord deems reasonably necessary or desirable to protect or enforce its rights and interest in the Leased Personal Property and Tenant agrees to execute such documents as Landlord reasonably requests in connection therewith. In the event any of Leased Personal Property is lost, stolen, damaged, or destroyed, Tenant will be responsible for the full replacement of the same.

(b)THE LEASED PERSONAL PROPERTY IS BEING PROVIDED TO TENANT IN “AS IS, WHERE IS” CONDITION, WITH ALL FAULTS. LANDLORD MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR ANY WARRANTY OF MERCHANTABILITY, WITH RESPECT TO THE LEASED PERSONAL PROPERTY, AND ALL SUCH WARRANTIES AND REPRESENTATIONS ARE EXPRESSLY DISCLAIMED BY LANDLORD.

28.Contingency for Acquisition of Leased Premises. The parties acknowledge that Landlord does not yet own the Premises and agree that this Lease is contingent upon Landlord acquiring fee title to the Real Property by no later than May 31, 2019. In the event that Landlord has not acquired fee title to the Real Property on or before May 31, 2019 (or such later date as the parties may agree upon in writing), this Lease shall automatically terminate. If Landlord does acquire fee title to the Real Property on or before May 31, 2019, then the date upon which Landlord acquires fee title to the Real Property is referred to herein as the “Acquisition Date.” Tenant shall not be entitled to possession of the Premises until the Acquisition Date (also referred to in this Lease as the Commencement Date).

[Signature Page(s) and Guaranty Follow]

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed by their duly authorized undersigned representatives as an instrument under seal as of the day and year first written above.

WITNESS:	LANDLORD:
56 Mechanic Falls Road, LLC

	By:	/s/ David J. Noble
	Name:	David J. Noble
	Title:	President

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TENANT:
KBS Builders, INC.

/s/	By:	/s/ Daniel M. Koch
	Printed Name:	Daniel M. Koch
	Title:	President

GUARANTY

For value received, and in consideration of and as an inducement to Landlord to enter into the foregoing Lease (the “Lease”) with Tenant, the undersigned, ATRM Holdings, Inc. (“Guarantor”), does hereby unconditionally guaranty to Landlord the complete and due performance and observation of each and every agreement, covenant, term, and condition of the Lease to be performed or observed by Tenant, including, without limitation, the payment of all Rent required under the Lease. The validity of this Guaranty and the obligations of the Guarantor hereunder shall not be terminated, affected, or impaired by reason of the granting by the Landlord of any indulgences to the Tenant. This Guaranty shall remain and continue in full force and effect with respect to any and all renewals, modifications, or extensions of the Lease, irrespective of whether Guarantor shall have received any notice of or consented to such renewal, modification, or extension. The liability of the Guarantor hereunder shall be primary, and in any right of action that shall accrue to the Landlord under the Lease or applicable law, the Landlord may proceed against Guarantor without having commenced any action against or having obtained any judgment against Tenant and/or may proceed against Guarantor and Tenant, jointly and severally. Guarantor hereby waives all guaranty and suretyship defenses. All of the terms and provisions of this Guaranty shall inure to the benefit of the successors and assigns of the Landlord and shall be binding upon the successors and assigns of Guarantor. Capitalized terms that are used, but not defined, in this Guaranty shall have the meaning ascribed thereto in the Lease.

IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as an instrument under seal as of the date of the Lease.

GUARANTOR:
ATRM Holdings, INC.

/s/	By:	/s/ Daniel M. Koch
	Printed Name:	Daniel M. Koch
	Title:	President and CEO

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List of Exhibits

Exhibit A – Description of the Leased Premises

Exhibit B – Base Rent if Tenant does not give a timely Rent Commencement Extension Notice

Exhibit C – Base Rent if Tenant does give a timely Rent Commencement Extension Notice

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EXHIBIT A

(Description of Leased Premises)

*

EXHIBIT B

(Base Rent if Tenant does not give a timely Rent Commencement Extension Notice)

Months	Annual Base Rent (Real Property)	Annual Base Rent - (Leased Personal Property)	Total Monthly Installment of Base Rent
Commencement Date through July 31, 2019	$0.00	$0.00	$0.00
August 1, 2019 through March 31, 2020	$132,000.00 (Annual Rate)	$0.00 (Annual Rate)	$11,000.00
April 1, 2020 through March 31, 2021	$134,640.00	$0.00	$11,220.00
April 1, 2021 through March 31, 2022	$137,332.80	$0.00	$11,444.40
April 1, 2022 through March 31, 2023	$140,079.46	$0.00	$11,673.29
April 1, 2023 through March 31, 2024	$142,881.05	$0.00	$11,906.75
April 1, 2024 through March 31, 2025	$145,738.67	$0.00	$12,144.89
April 1, 2025 through March 31, 2026	$148,653.44	$0.00	$12,387.79
April 1, 2026 through March 31, 2027	$151,626.51	$0.00	$12,635.54
April 1, 2027 through March 31, 2028	$154,659.04	$0.00	$12,888.25
April 1, 2028 through March 31, 2029	$157,752.22	$0.00	$13,146.02

EXHIBIT C

(Base Rent if Tenant does give a timely Rent Commencement Extension Notice)

Months	Annual Base Rent (Real Property)	Annual Base Rent - (Leased Personal Property)	Total Monthly Installment of Base Rent
Commencement Date through October 31, 2019	$0.00	$0.00	$0.00
November 1, 2019 through March 31, 2020	$144,000.00 (Annual Rate)	$0.00 (Annual Rate)	$12,000.00
April 1, 2020 through March 31, 2021	$146,880.00	$0.00	$12,240.00
April 1, 2021 through March 31, 2022	$149,817.60	$0.00	$12,484.80
April 1, 2022 through March 31, 2023	$152,813.95	$0.00	$12,734.50
April 1, 2023 through March 31, 2024	$155,870.23	$0.00	$12,989.19
April 1, 2024 through March 31, 2025	$158,987.63	$0.00	$13,248.97
April 1, 2025 through March 31, 2026	$162,167.38	$0.00	$13,513.95
April 1, 2026 through March 31, 2027	$165,410.73	$0.00	$13,784.23
April 1, 2027 through March 31, 2028	$168,718.94	$0.00	$14,059.91
April 1, 2028 through March 31, 2029	$172,093.32	$0.00	$14,341.11